EXHIBIT A

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, the persons or entities named below agree to the joint filing on behalf of each of them of this Schedule 13G/A with respect to the Securities of the Issuer and further agree that this joint filing agreement be included as an exhibit to this Schedule 13G/A. In evidence thereof, the undersigned hereby execute this Agreement as of July 8, 2013.

ROYAL BANK OF CANADA

/s/ Jonathan Hunter
Signature

Jonathan Hunter/Officer
Name/Title

/s/ Walter R. Borek
Signature

Walter R. Borek/Vice-President
Name/Title

RBC CAPITAL MARKETS, LLC

/s/ John Penn*
Signature

John Penn/Authorized Signatory
Name/Title

*	This Schedule 13G/A was executed by John Penn pursuant to the power of attorney filed with the Securities and Exchange Commission on November 12, 2010 in connection with a Schedule 13G/A for RMR Real Estate Income Fund, which power of attorney is incorporated herein by reference.